VERASUN ENERGY CORPORATION
Restricted Stock Agreement
     This Restricted Stock Agreement (“Agreement”), dated as of                     , is between VeraSun Energy Corporation, a South Dakota corporation (the “Company”), and                      (“Shareholder”) and is made pursuant to the Company’s Stock Incentive Plan.
     1. Award of Restricted Stock. Pursuant to Section 8 of the Incentive Plan and in recognition of Shareholder’s past services to the Company, the Company awards to Shareholder                                 shares of the Company’s fully paid and nonassessable Common Shares as a restricted stock grant (the “Shares”). All of the Shares are subject to forfeiture as set forth in Sections 2 and 3.
     2. Length of Service Restrictions.
          2.1 Shares Subject to Forfeiture.
               2.1.1 All of the Shares shall initially be subject to forfeiture to the Company. All or a portion of the Shares shall be automatically forfeited to the Company if Shareholder’s employment by the Company terminates for any reason, including termination with or without Cause or retirement, as follows:

Portion of Restricted Stock Subject to
Employment Termination Prior To	Forfeiture
First Anniversary of Grant Date	%
Second Anniversary of Grant Date	%
Third Anniversary of Grant Date	%
Fourth Anniversary of Grant Date	%
Fifth Anniversary of Grant Date	%
               For purposes of this Agreement, a person is considered to be employed by the Company if the person is employed by any entity that is either the Company or a parent or subsidiary of the Company.
               2.1.2 Notwithstanding Section 2.1.1, the possibility of forfeiture of the Shares established above shall lapse in its entirety if, during the period beginning two months before a Change of Control and ending 12 months after a Change in Control, Shareholder’s employment by the Company shall be terminated (A) by the Company other than for Cause, Total Disability or death or (B) by Shareholder for Good Reason based on an event occurring during such period.
          2.2 Definitions. For purposes of this Agreement, the following terms shall have the meanings specified.

               (A) “Cause” shall mean (1) the willful and continued failure by Shareholder substantially to perform Shareholder’s reasonably assigned duties with the Company, other than a failure resulting from Shareholder’s incapacity due to physical or mental illness or impairment, after a written demand for performance has been delivered to Shareholder by the Chief Executive Officer or the President which specifically identifies the manner in which the CEO or the President believes that Shareholder has not substantially performed Shareholder’s duties, or (2) the willful engagement by Shareholder in illegal conduct, or the conviction of guilty or entering of a nolo contendere plea to a felony, which is materially and demonstrably injurious to the Company, (3) the willful failure by Shareholder to follow material written Company policies or (4) the commission of an act by Shareholder, or the failure by Shareholder to act, which constitutes gross negligence or gross misconduct. For purposes of this definition, no act, or failure to act, on Shareholder’s part shall be considered “willful” unless done, or omitted to be done, by Shareholder in bad faith.
               (B) “Change in Control” shall mean the occurrence of any of the following events:
                    (1) The approval by the shareholders of the Company of:
                         (a) any consolidation, merger or plan of share exchange involving the Company (a “Merger”) as a result of which the holders of outstanding securities of the Company ordinarily having the right to vote for the election of directors (“Voting Securities”) immediately prior to the Merger do not continue to hold at least 50% of the combined voting power of the outstanding Voting Securities of the surviving or continuing entity immediately after the Merger, disregarding any Voting Securities issued or retained by such holders in respect of securities of any other party to the Merger;
                         (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company; or
                         (c) the adoption of any plan or proposal for the liquidation or dissolution of the Company;
                    (2) At any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (“Incumbent Directors”) shall cease for any reason to constitute at least a majority thereof; provided, however, that the term “Incumbent Director” shall also include each new director elected during such two-year period whose nomination or election was approved by two-thirds of the Incumbent Directors then in office; or
                    (3) Any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”)) shall, as a result of a tender or exchange offer, open market purchases or privately negotiated purchases from anyone other than the Company, have become the beneficial owner (within the meaning of Rule 13d-3 under the Act), directly or indirectly, of Voting Securities representing twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities.
               (C) “Good Reason” shall mean:
                    (1) a diminution of Shareholder’s status, title, position(s) or responsibilities from Shareholder’s status, title, position(s) and responsibilities as in effect immediately prior to the Change of Control (or two months before the Change in Control) or the assignment to Shareholder of any duties or responsibilities which are inconsistent with such status, title, position(s) or responsibilities, or any removal of Shareholder from such position(s), except in connection with the termination of Shareholder’s employment for Cause, Total Disability or as a result of Shareholder’s death or voluntarily by Shareholder other than for Good Reason and provided that Good Reason shall not exist if Shareholder has the same status, title, position(s) and responsibilities after the Change in Control but the Company is no longer a publicly held company or is a wholly owned subsidiary of another company;
                    (2) a reduction by the Company in Shareholder’s rate of base salary, bonus or incentive opportunity (other than as part of any general salary reduction that may be implemented for all of the Company’s employees) or a substantial reduction in benefits other than a reduction in benefits applicable to substantially all employees; or
                    (3) the Company’s requiring Shareholder to be based anywhere other than the                      area except for reasonably required travel on the Company’s business.
               (D) “Total Disability” shall mean a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians, causes the Shareholder to be unable to perform duties as an employee, director, officer or consultant of the Employer and unable to be engaged in any substantial gainful activity. Total Disability shall be deemed to have occurred on the first day after the two independent physicians have furnished their written opinion of Total Disability to the Company and the Company has reached an opinion of Total Disability.
     3. Forfeiture of Shares on Violation of Code of Business Conduct and Ethics. Shareholder acknowledges that compliance with the Company’s Code of Business Conduct and Ethics is a condition to the receipt and vesting of the Shares. If, during the term of this Agreement, the Board of Directors (or a committee of directors designated by the Board of Directors) determines in good faith that Shareholder’s conduct is or has been in violation of the Company’s Code of Business Conduct and Ethics, then the Board of Directors or committee may cause Shareholder to immediately forfeit all or a portion of the Shares subject to forfeiture under Section 2.1, and Shareholder shall have no right to receive such Shares. If the Chief Executive Officer or President of the Company reasonably believes that the Shareholder has violated the Code of Business Conduct and Ethics and that the Board of Directors or its committee should consider the forfeiture of Shares, the Chief Executive Officer or President may temporarily toll the period of vesting of the Shares, for a period of up to 45 days, in order for the Board of Directors or its committee to make a determination about Shareholder’s conduct and the potential forfeiture of Shares.
     4. Withholding. Upon notification of the amount due, if any, and prior to or concurrently with delivery of the certificates representing the Shares, Shareholder shall pay to the Company amounts necessary to satisfy any applicable federal, state, and local withholding tax requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, Shareholder shall pay such amount to the Company on demand. If Shareholder fails to pay any amount demanded, the Company shall have the right to withhold such amount from other amounts payable by the Company to Shareholder, including salary, subject to applicable law.
     5. Limitations on Transfer.
          5.1 While Subject to Forfeiture. Without the written consent of the Company, Shareholder shall not sell, assign, encumber, dispose of or transfer (including transfer by operation of law) any interest in any Shares that are subject to forfeiture pursuant to Sections 2 and 3.
     6. Legend. All certificates representing the Shares shall be endorsed with legends substantially in the following form:
     “THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO FORFEITURE AND CERTAIN RESTRICTIONS UPON TRANSFER AS SET FORTH IN A RESTRICTED STOCK AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.”
     7. Specific Performance. Shareholder acknowledges and agrees that the Company will suffer irreparable harm if Shareholder fails to comply with the terms of this Agreement, and that monetary damages will be inadequate to compensate the Company for such failure. Accordingly, Shareholder agrees that this Agreement may be enforced by specific performance or other injunctive relief, in addition to any other remedies available at law or in equity.
     8. Section 83(b) Election. Shareholder is advised that any income recognized as a result of receiving the Shares will be treated as ordinary compensation income subject to federal, state and local income, employment and other tax withholding. Shareholder is advised that if he or she makes an election under Section 83(b) of the Internal Revenue Code of 1986 with respect to some or all of the Shares, Shareholder will recognize ordinary compensation income at the time of the award of Shares in an amount equal to the fair market value of the Shares on that date. If Shareholder does not make a Section 83(b) election, Shareholder will recognize ordinary compensation income (i) at the time or times any portion of the Shares vests in accordance with Section 2 of this Agreement, in an amount equal to the fair market value of that Shares on the vesting date, and (ii) in connection with the payment of any cash dividends on the Shares while the Shares are unvested. Prior to or concurrently with the acceptance by the Company of a Section 83(b) election for the Shares or delivery to Shareholder of the certificates representing the Shares, Shareholder shall pay to Company the amount necessary to satisfy all applicable federal, state and local tax withholding requirements arising in connection with Shareholder’s receipt of the Shares, including any amounts required to be withheld at the time any portion of the Shares vest in accordance with Section 2 of this Agreement. Shareholder shall pay these amounts in cash or, at the election of the Shareholder, by surrendering to Company for cancellation (i) Shares (except in the case of withholding due in connection with a Section 83(b) election) or (ii) other shares of Company Common Stock held for at least six months, in each case valued at the closing market price for the Company Common Stock on the last trading day preceding the date of Shareholder’s election to surrender such shares. If additional withholding becomes required beyond any amount paid before delivery of the certificates representing the Shares, Shareholder shall pay such amount to Company upon demand. If Shareholder fails to pay any amount demanded, Company shall have the right to withhold such amount from other amounts payable by Company to the Shareholder, including salary, subject to applicable law. Shareholder is advised that to be valid a Section 83(b) election must be filed with the Internal Revenue Service within 30 days of the date of the award of Shares, a copy of the election must be provided to the Company, and a copy of the election must be attached to the Shareholder’s federal (and possibly state) income tax return for the year of the election. Shareholder acknowledges that if he or she chooses to make a Section 83(b) election, it is Shareholder’s sole responsibility, and not Company’s, to make a valid and timely election. Shareholder is encouraged to review the Federal Income Tax Consequences portion of the Company’s Stock Incentive Plan Prospectus and to consult Shareholder’s personal tax advisor regarding the advisability of making a Section 83(b) election with respect to the Shares.
          IRS Circular 230 notice: Any tax advice contained herein was not intended or written to be used, and cannot be used, by Shareholder or any other person (i) in promoting, marketing or recommending any transaction, plan or arrangement or (ii) for the purpose of avoiding penalties that may be imposed under federal tax law.
     9. Notices. Any required or permitted notice shall be given in writing and shall be deemed given upon personal delivery or upon deposit in the United States mail by registered or certified mail, postage prepaid. Any notice to Shareholder shall be addressed to Shareholder at Shareholder’s address shown on the corporate records of the Company, and any notice to the Company shall be addressed to the Company at its registered office.
     10. No Right to Employment. Nothing in the Company’s Stock Incentive Plan or this Agreement shall confer upon Shareholder any right to be continued in the employment of the Company or to interfere in any way with the right of the Company to terminate Shareholder’s employment at any time for any reason.
     11. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof and may be amended only by written agreement between the Company and Shareholder.

     12. Successors of Company. This Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company and, subject to the restrictions on transfer of this Agreement, shall be binding upon and shall inure to the benefit of Shareholder’s heirs, executors, administrators, successors and assigns.
     13. Governing Law, Severability. This Agreement shall be governed by and construed in accordance with the laws of South Dakota, without regard to the conflict of laws rules applied in the courts of such state. If any provision or provisions of this Agreement are found to be unenforceable, the remaining provisions shall nevertheless be enforceable and shall be construed as if the unenforceable provisions were deleted.
     14. Further Action. The parties agree to execute such further instruments and to take such further actions as may reasonably be necessary to carry out the intent of this Agreement.
     IN WITNESS WHEREOF, the parties have executed this Restricted Stock Agreement as of the date written above.

VERASUN ENERGY CORPORATION		SHAREHOLDER

By:		Name:

Name:		Address:

Title:

100 22nd Avenue

Brookings, SD 57006